UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	IHRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement Governing the New ABL Facility

On May 17th, 2022 (the “Closing Date”), iHeartCommunications, Inc. (“iHeartCommunications”), an indirect, wholly-owned subsidiary of iHeartMedia, Inc., as borrower, entered into a Credit Agreement (the “ABL Credit Agreement”) with iHeartMedia Capital I, LLC, the direct parent of iHeartCommunications, as holdings (“Holdings”), certain subsidiaries of iHeartCommunications party thereto, Bank of America, N.A. as administrative agent (the “Administrative Agent”) and collateral agent, swing line lender and an L/C issuer, and each other lender and L/C issuer party thereto from time to time, governing a new $450.0 million senior secured asset-based revolving credit facility (the “New ABL Facility”) which will refinance and replace in its entirety the existing ABL facility (the “Existing ABL Facility”). The New ABL Facility includes a letter of credit sub-facility and a swingline loan sub-facility.

On the Closing Date, there were no borrowings and $30.4 million of letters of credit outstanding under the New ABL Facility.

Size and Availability

The New ABL Facility provides for a senior secured asset-based revolving credit facility in the aggregate principal amount of up to $450.0 million, with amounts available from time to time (including in respect of letters of credit) equal to the lesser of (A) the borrowing base, which equals the sum of (i) 90.0% of the eligible accounts receivable of iHeartCommunications and the subsidiary guarantors and (ii) 100% of qualified cash, each subject to customary reserves and eligibility criteria, and (B) the aggregate revolving credit commitments. Subject to certain conditions, iHeartCommunications may at any time request one or more increases in the amount of revolving credit commitments, in an amount up to the sum of (x) $150.0 million and (y) the amount by which the borrowing base exceeds the aggregate revolving credit commitments.

Interest Rate and Fees

Borrowings under the New ABL Facility bear interest at a rate per annum equal to the applicable rate plus, at iHeartCommunications’ option, (1) a base rate, (2) a term SOFR rate (which includes a credit spread adjustment of 10 basis points) or (3) for certain foreign currencies, a eurocurrency rate. The applicable margin for borrowings under the New ABL Facility range from 1.25% to 1.75% for both eurocurrency and term SOFR borrowings and from 0.25% to 0.75% for base-rate borrowings, in each case, depending on average excess availability under the New ABL Facility based on the most recent fiscal quarter.

In addition to paying interest on outstanding principal under the New ABL Facility, iHeartCommunications is required to pay a commitment fee to the lenders under the New ABL Facility in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.25% to 0.375% per annum dependent upon average unused commitments during the prior quarter. iHeartCommunications may also pay customary letter of credit fees.

Maturity

Borrowings under the New ABL Facility mature, and commitments thereunder terminate, on May 17, 2027.

Prepayments

If at any time, the sum of the outstanding amounts under the New ABL Facility exceeds the lesser of (i) the borrowing base and (ii) the aggregate commitments under the facility (such lesser amount, the “line cap”), iHeartCommunications is required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess. iHeartCommunications may voluntarily repay outstanding loans under the New ABL Facility at any time without premium or penalty, other than customary “breakage” costs with respect to eurocurrency rate loans. Any voluntary prepayments made by iHeartCommunications will not reduce iHeartCommunications’ commitments under the New ABL Facility.

Guarantees and Security

The New ABL Facility is guaranteed by the guarantors of iHeartCommunications’ existing term loan facility. All obligations under the New ABL Facility, and the guarantees of those obligations, are secured by a perfected security interest in all of the accounts receivable and related assets of iHeartCommunications’ and all of the guarantors’ accounts receivable, qualified cash and related assets and proceeds thereof that is senior to the security interest of iHeartCommunications’ existing term loan facility in such accounts receivable, qualified cash and related assets and proceeds thereof, subject to permitted liens and certain exceptions including, but not limited to, certain excluded accounts.

Certain Covenants and Events of Default

If borrowing availability is less than the greater of (a) $40.0 million and (b) 10% of the aggregate commitments under the New ABL Facility, in each case, for two consecutive business days (a “Trigger Event”), iHeartCommunications is required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 for fiscal quarters ending on or after the occurrence of the Trigger Event, and must continue to comply with this minimum fixed charge coverage ratio until borrowing availability exceeds the greater of (x) $40.0 million and (y) 10% of the aggregate commitments under the New ABL Facility, in each case, for 20 consecutive calendar days, at which time the Trigger Event shall no longer be deemed to be occurring.

ESG Amendment Option

After the Closing Date, iHeartCommunications shall be entitled to establish, in consultation with an institution to be selected as sustainability coordinator by iHeartCommunications (in consultation with the Administrative Agent), specified key performance indicators (“KPI’s”) with respect to certain environmental, social and governance (“ESG”) targets of Holdings and its subsidiaries. The sustainability coordinator and iHeartCommunications may amend the ABL Credit Agreement, for the purpose of incorporating the KPI’s and other related provisions.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. In connection with the entry into the New ABL Facility, the credit agreement governing the Existing ABL Facility was terminated, and all liens granted by Holdings, iHeartCommunications and their subsidiaries in favor of the lenders party to the credit agreement governing the Existing ABL Facility were terminated and released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	ABL Credit Agreement, dated as of May 17, 2022, by and among iHeartMedia Capital I, LLC, as holdings, iHeartCommunications, Inc., as borrower, the other guarantors party thereto from time to time, Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer, and the other Lenders and L/C Issuers party thereto from time to time.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2022	IHEARTMEDIA, INC.

	By:	/s/ Jordan R. Fasbender
	Name:	Jordan R. Fasbender
	Title:	Executive Vice President, General Counsel and Secretary